Exhibit 2.01

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	New Pacific Metals Corp.
Reporting Year	From	7/01/22	To:	6/30/23	Date submitted	11/27/23
Reporting Entity ESTMA Identification Number	E120058		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Jalen Yuan		Date		11/27/23
Position Title	Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	7/01/22	To:	6/30/23
Reporting Entity Name	New Pacific Metals Corp.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E120058
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Bolivia, Plurinational State of	The National Government of Bolivia		924,450		31,947					956,397	Payee including: The Natinoal Tax Services; The Pension Administrator; The National Health Fund; Mining Administrative Jursdictional Authority.
Bolivia, Plurinational State of	Machacamarca Community				440,258					440,258
Bolivia, Plurinational State of	Carangas Community				6,818				102,418	109,236

Additional Notes:

The functional currency is USD which was converted from local currency using the average exchange rate for the year ended June 30, 2023 of 1USD = BOB 6.96;
Amounts were subsequently converted into CAD from USD using the average exchange rate for the year ended June 30, 2023 of 1USD = 1.3397 CAD

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	7/01/22	To:	6/30/23
Reporting Entity Name	New Pacific Metals Corp.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E120058
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Bolivia, Plurinational State of	Silversand	164,171		446,887					611,058
Bolivia, Plurinational State of	Silverstrike	17,482		10,943					28,425
Bolivia, Plurinational State of	Carangas	65,313		19,396				102,419	187,128
Bolivia, Plurinational State of	Administration	677,483		1,797					679,280

Additional Notes[3]:

The functional currency is USD which was converted from local currency using the average exchange rate for the year ended June 30, 2023 of 1USD = BOB 6.96;
Amounts were subsequently converted into CAD from USD using the average exchange rate for the year ended June 30, 2023 of 1USD = 1.3397 CAD